Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S‑8 (File No. 333‑44500, File No. 333‑136828, File No. 333‑151504, File No. 333‑166495, File No. 333‑173793, File No. 333‑217652 and File No. 333‑237947) of Clearfield, Inc. of our report dated November 10, 2021, relating to the financial statements, which appears in this annual report on Form 10‑K for the year ended September 30, 2021.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

November 10, 2021